UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 16, 2010

VOIS INC.
(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4126 Leonard Drive, Fairfax, VA	22030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 998-3882

951 Yamato Road, Suite 201, Boca Raton, FL 33431
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On January 16, 2010 Mr. Gary Schultheis, an executive officer and member of VOIS Inc.’s Board of Directors sold 225,000,000 shares of our common stock, including shares owned beneficially and of record by him as well as shares owned by entities over which he holds voting and dispositive control, to Mr. Robert Druzak for nominal consideration in a private transaction.  Mr. Druzak used personal funds to pay for the shares.  The shares of common stock purchased by Mr. Druzak represents approximately 22% of our outstanding common stock.  As described in Item 5.02 of this report, immediately following the closing of this transaction Mr. Druzak was appointed to our Board of Directors and named President and Chief Executive Officer of VOIS Inc.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Since the change of its business model in February 2007, VOIS Inc. has been managed by its executive officers who were entrepreneurs and who were responsible for the development of our business model.  As disclosed in our previously filings, our management recognized the need to transition the day to day management of our company to individuals who have operational expertise in similar businesses to grow the company and provide greater access to capital.  With a view towards effecting this transition, on January 16, 2010, Mr. Gary Schultheis, Chief Executive Officer and a member of the Board of Directors of VOIS Inc. resigned his positions as an executive officer and director of the company, the Board of Directors appointed Mr. Robert Druzak to the Board to fill the vacancy resulting from Mr. Schultheis’ resignation and appointed Mr. Druzak President and Chief Executive Officer of VOIS.  There were no disagreements between the company and Mr. Schultheis on any matter.

Biographical information for Mr. Druzak is as follows:

Robert Druzak.  Mr. Druzak, 55, has served as a Vice President of IceWEB, Inc. since March 2007 (OTCBB: IWEB). Mr. Druzak served as Chief Executive Officer and a member of the Board of Directors of Hasco Medical, Inc., a public company quoted in the over the counter market, from May 2006 until March 2009.  He also served as President and a member of the Board of Directors of Ficaar, Inc. (Pink Sheets: FCAA), from April 2007 until December 2007.  Mr. Druzak has over 25 years of management experience in both public and private companies.  From 2001 through March 2007, Mr. Druzak was the Manager of Specialty Products for IPSCO Steel (IPS NYSE), a multi-billion dollar steel producer. In 1984 Mr. Druzak founded Justin Steel Corporation, a privately held specialty steel distributor, and he served as its President until 2000. Prior to forming Justin Steel, Mr. Druzak was employed by Jones & Laughlin Steel Corporation where he participated in the company’s Sales Management Training Program and later served as a District Sales Representative. He holds a Bachelors of Science degree in Business Management from Houston University.

The amount and type of compensation to be paid to Mr. Druzak for his services to our company will be determined in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS INC.

Date: January 18, 2010	By:	/s/ Robert Druzak
Robert Druzak,
Chief Executive Officer and President